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                                                                      Exhibit 11

                      Consent of Independent Accountants


We consent to the incorporation by reference in Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933 (File No. 33-36697) and in Post-Effective Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940 of the Hudson Capital Appreciation Fund (a series of the Fahnestock Funds) on Form N-1A of our report dated February 18, 1998 on our audit of the financial statements and financial highlights of the Hudson Capital Appreciation Fund, which report included in the Annual Report to Shareholders for the year ended December 31, 1997 which is incorporated by reference in the Post-Effective Amendment to each Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Independent Accountants."


/s/ Coopers & Lybrand LLP
Kansas City, Missouri
April 28, 1998